UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 9, 2007

Citrix Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27084	75-2275152
(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Ft. Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 9, 2007, the Compensation Committee of the Board of Directors of Citrix Systems, Inc. (the “Company”) approved the Citrix Systems, Inc. Executive Bonus Plan (the “Bonus Plan”) and established bonus awards that may be earned for fiscal year 2007 under the Bonus Plan by the Company’s executive officers approved for participation in the Bonus Plan by the Compensation Committee (each a “Participant”). The Bonus Plan provides for target bonus levels for each Participant expressed as a percentage of each Participant’s base salary that are established by the Compensation Committee and relate to financial and operational metrics with respect to the Company or any of its subsidiaries, including, but not limited to, the following: (a) operating margin, gross margin, contribution margin or profit margin, (b) earnings per share or pro forma earnings per share, (c) revenue (including product or division revenues) or bookings (including product or division bookings), (d) expenses or operating expenses, (e) completion of number of years of service with the Company, (f) net income or operating income, (g) stock price increase, (h) performance relative to peers, (i) divisional or operating segment financial and operating performance, (j) total return on shares of common stock relative to increase in appropriate stock index selected by the Compensation Committee, (k) customer satisfaction indicators, (l) cash flow, (m) pre-tax profit, (n) growth or growth rate with respect to any of the foregoing measures, (o) attainment of strategic and operational objectives, (p) other financial measures determined by the Compensation Committee, (q) other performance measures determined by the Compensation Committee, or (r) any combination or subset of the foregoing. Additionally, the Compensation Committee may make the achievement of individual goals a component of a bonus award. The Compensation Committee may appropriately adjust any evaluation of performance under any selected performance goal to exclude certain events that occur during a performance period. Pursuant to the Plan, performance goals will be measured at the end of each fiscal year following the release of the Company’s financial statements. The actual bonus payments may be less than or greater than the target bonus amounts depending on whether and the extent to which the goals upon which such bonuses are based are achieved. Except under certain circumstances, bonus awards are payable following the conclusion of each fiscal year. The Compensation Committee and/or the Board of Directors retain the right to amend, alter or terminate the Bonus Plan at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2007	CITRIX SYSTEMS, INC.

	By:	/s/ David J. Henshall
David J. Henshall
Senior Vice President and Chief Financial Officer